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                                                                   EXHIBIT 10.UU


                             AMENDMENT NO. 3 TO THE
                               EL PASO CORPORATION
                           SUPPLEMENTAL BENEFITS PLAN

         Pursuant to Section 6.7 of the El Paso Corporation Supplemental Benefits Plan, Amended and Restated effective as of December 7, 2001, as amended (the "Plan"), the Plan is hereby amended as follows, effective December 17, 2004:

         Section 6.7 is hereby amended by adding the following new paragraph at the end thereof:

                  "The American Jobs Creation Act of 2004 (the "Act") imposes certain restrictions on deferred compensation plans such as the Plan, effective for 2005 and later years, which might result in unfavorable tax consequences to participants if the terms of the Plan do not comply with the Act. Specific guidance regarding the terms and effect of the Act is expected from the Internal Revenue Service, but may not be published in time to amend the Plan prospectively, before the Act becomes effective. Therefore, notwithstanding this or any other provision of the Plan to the contrary, the Board or the Compensation Committee and the Management Committee, as appropriate, reserve the right to amend the Plan in any manner that is determined to be appropriate, or to terminate the Plan and adopt a plan designed to replace this Plan and be in compliance with the Act, retroactively, to comply with the requirements imposed on nonqualified deferred compensation plans by the Act, as codified in Section 409A of the Code, and regulations to be promulgated thereunder."

         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 17th day of December, 2004.


                                           EL PASO CORPORATION


                                           By:     /s/ Susan B. Ortenstone
                                               ---------------------------------
                                                 Susan B. Ortenstone
                                                 Its Senior Vice President,
                                                 Human Resources

Attest:

    /s/ David L. Siddall
----------------------------
    Corporate Secretary